Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-14036) pertaining to the Amended and Restated James Hardie Industries SE 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-153446) pertaining to the Amended and Restated James Hardie Industries SE Managing Board Transitional Stock Option Plan 2005 and the Amended and Restated James Hardie Industries SE Supervisory Board Share Plan 2006;

(3)	Registration Statement (Form S-8 No. 333-161482) pertaining to the Amended and Restated James Hardie Industries SE Long Term Incentive Plan 2006;
of our reports dated May 19, 2011, with respect to the consolidated financial statements of James Hardie Industries SE and the effectiveness of internal control over financial reporting of James Hardie Industries SE included in this Annual Report (Form 20-F) of James Hardie Industries SE for the year ended March 31, 2011.
/s/ Ernst & Young LLP
Orange County, California
June 29, 2011